News Release For Further Information: Jessica Gulis, 248.559.0840 ir@cnfrh.com Conifer Holdings Reports 2019 Third Quarter Financial Results Company to Host Conference Call at 8:30 AM ET on Tuesday, November 12, 2019 Birmingham, MI, November 11, 2019 ‐ Conifer Holdings, Inc. (Nasdaq: CNFR) (“Conifer” or the “Company”) today announced results for the third quarter ended September 30, 2019. Third Quarter 2019 Financial Highlights  Gross written premium increased 2% to $27.1 million  Commercial Lines combined ratio was 106.3% (with accident year combined ratio of 95.6%)  Personal Lines combined ratio was 154.5% (with accident year combined of 125.8%)  The Company’s overall accident year combined ratio was 97.4%  Net loss of $1.2 million, or $0.13 per share based on 9.5 million average shares outstanding  As of September 30, 2019, book value was $4.74 per share Management Comments James Petcoff, Chairman and CEO, commented, “Our singular focus remains not on market share, but improvement in underwriting profits. We reported excellent accident year combined ratios in our commercial business, and our overall combined ratio improved dramatically as more profitable specialty lines grow in size. We have worked aggressively to close outstanding claims from personal lines, and with each quarter the wind-exposed homeowners business becomes a smaller impact to our bottom line.” Mr. Petcoff continued, “In 2020, our goal is to maintain steady premium growth that takes advantage of the current market conditions. Overall, we feel that this growth, coupled with lean operations, will help drive our expense ratio down to below 40% over time and ultimately lead to a consistent trend of profitability and book value growth.”

Conifer Holdings, Inc.
November 11, 2019 Page 2

2019 Third Quarter Financial Results Overview

	At and for the Three Months Ended September 30,			At and for the Nine Months Ended September 30,		
	2019	2018	% Change	2019	2018	% Change
	(dollars in thousands, except share and per share amounts)					
Gross written premiums	$ 27,077	$ 26,629	1.7%	$ 76,462	$ 76,928	-0.6%
Net written premiums	23,806	22,846	4.2%	65,562	65,286	0.4%
Net earned premiums	22,775	23,450	-2.9%	65,811	71,188	-7.6%
Net investment income	1,210	786	53.9%	3,171	2,425	30.8%
Net realized investment gains (losses)	390	(21)	**	1,124	152	**
Change in fair value of equity investments	(1,065)	151	**	(715)	(116)	
Net income (loss)	(1,230)	(3,551)	**	(4,794)	(4,451)	**
Net income (loss) per share, diluted	$ (0.13)	$ (0.42)		$ (0.55)	$ (0.52)	
Adjusted operating income (loss)*	(1,854)	(1,160)	**	(11,698)	446	**
Adjusted operating income (loss) per share, diluted*	$ (0.18)	$ (0.14)	**	$ (1.35)	$ 0.05	**
Book value per common share outstanding	$ 4.74	$ 5.41		$ 4.74	$ 5.41	
Weighted average shares outstanding, basic and diluted	9,543,535	8,553,613		8,640,409	8,531,545	
Underwriting ratios:						
Loss ratio (1)	64.9%	70.4%		66.1%	62.9%	
Expense ratio (2)	44.3%	47.8%		43.9%	45.7%	
Combined ratio (3)	109.2%	118.2%		110.0%	108.6%	

* The "Definitions of Non-GAAP Measures" section of this release defines and reconciles data that are not based on generally accepted accounting principles.

** Percentage is not meaningful

(1) The loss ratio is the ratio, expressed as a percentage, of net losses and loss adjustment expenses to net earned premiums and income from underwriting operations.

(2) The expense ratio is the ratio, expressed as a percentage, of policy acquisition costs and other underwriting expenses to net earned premiums and other income from underwriting operations.

(3) The combined ratio is the sum of the loss ratio and the expense ratio. A combined ratio under 100% indicates an underwriting profit. A combined ratio over 100% indicates an underwriting loss.

2019 Third Quarter Premiums

Gross Written Premiums

Gross written premiums increased 2% in the third quarter of 2019 to $27.1 million, compared to $26.6 million in the prior year period. The increase was due to growth in the Company's small-business specialty lines, along with a slight increase in personal lines premiums during the quarter due to stable growth in its low-value dwelling line.

Net Earned Premiums

Net earned premiums decreased 2.9% to $22.8 million for the third quarter of 2019, compared to $23.5 million for the prior year period. The decrease is largely attributed to lower personal lines net earned premiums, which decreased by $844,000 in the quarter.

Conifer Holdings, Inc. Page 3 November 11, 2019 Commercial Lines Financial and Operational Review The Company’s commercial lines of business, representing 92.4% of total gross written premium in the third quarter of 2019, primarily consists of property and liability coverage offered to owner- operated small- to mid-sized businesses, such as hospitality risks including restaurants, bars, taverns and professional organizations. Commercial lines gross written premium was roughly flat at $25 million in the third quarter of 2019 The Company continues to shift its mix towards more profitable specialty lines. For the third quarter of 2019, the commercial lines loss ratio was 62.8%, with profitable current year operations being offset by prior-year development. The commercial lines accident year combined ratio was 95.6% for the quarter.

Conifer Holdings, Inc.
November 11, 2019

Page 4

Personal Lines Financial and Operational Review

Personal Lines Financial Review

	Three Months Ended September 30,			Nine Months Ended September 30,		
	2019	2018	% Change	2019	2018	% Change
	(dollars in thousands)					
Gross written premiums	$ 2,059	$ 1,823	12.9%	$ 5,401	$ 5,326	1.4%
Net written premiums	1,711	686	149.4%	3,983	1,420	180.5%
Net earned premiums	1,336	2,180	-38.7%	3,520	8,918	-60.5%
Underwriting ratios:						
Loss ratio	97.9%	94.6%		140.1%	87.6%	
Expense ratio	56.6%	57.7%		57.0%	44.4%	
Combined ratio	154.5%	152.3%		197.1%	132.0%	
Contribution to combined ratio from net (favorable) adverse prior year development	28.7%	21.3%		65.9%	25.1%	
Accident year combined ratio	125.8%	131.0%		131.2%	106.9%	

Personal lines, which consists largely of low-value dwelling homeowner's insurance, represented 7.6% of total gross written premium for the third quarter of 2019. Personal lines gross written premium increased 12.9% to $2.1 million in the third quarter of 2019 compared to the prior year period, largely due to renewed growth in the Company's low-value dwelling line of business.

The loss ratio for the three months ended September 30, 2019 was 97.9%, compared to 94.6% in the prior year period, largely driven by losses from wind-exposed homeowners lines (specifically Florida homeowners). The Company's wind-exposed lines of business continue to represent a smaller portion of the Company's overall gross premiums written, with Florida homeowners business declining 50.9% during the quarter.

Due to the planned decline in the wind-exposed business and the related reinstatement costs, net earned premiums decreased to $1.3 million during the third quarter, compared to $2.2 million in the prior year.

Conifer Holdings, Inc. Page 5 November 11, 2019 Combined Ratio Analysis Three Months Ended Nine Months Ended September 30, September 30, 2019 2018 2019 2018 (dollars in thousands) Underwriting ratios: Loss ratio 64.9% 70.4% 66.1% 62.9% Expense ratio 44.3% 47.8% 43.9% 45.7% Combined ratio 109.2% 118.2% 110.0% 108.6% Contribution to combined ratio from net (favorable) adverse prior year development 11.8% 14.5% 10.7% 6.8% Accident year combined ratio 97.4% 103.7% 99.3% 101.8% Combined Ratio The Company's combined ratio was 109.2% for the quarter ended September 30, 2019, compared to 118.2% for the same period in 2018. The Company’s accident year combined ratio for the quarter ended September 30, 2019 was 97.4%, compared to 103.7% in the prior year period. Loss Ratio: The Company’s losses and loss adjustment expenses were $14.9 million for the three months ended September 30, 2019, compared to $16.6 million in the prior year period. This resulted in a lower loss ratio of 64.9%, compared to 70.4% in the prior year period. Expense Ratio: The expense ratio improved slightly to 44.3% for the third quarter of 2019, compared to 47.8% in the prior year period. Net Investment Income Net investment income increased 53.9% to $1.2 million during the third quarter ended September 30, 2019, compared to $786,000 in the prior year period, largely due higher investment yields. Net Income (Loss) In the third quarter of 2019, the Company reported net loss of $1.2 million, or $0.13 per share, compared to a net loss of $3.6 million, or $0.42 per share in the prior year period.

Conifer Holdings, Inc. Page 6 November 11, 2019 Adjusted Operating Income (Loss) In the third quarter of 2019, the Company reported adjusted operating loss of $1.9 million, or $0.18 per share, compared to adjusted operating loss of $1.2 million, or $0.14 per share, for the same period in 2018. See Definitions of Non-GAAP Measures. Earnings Conference Call The Company will hold a conference call/webcast on Tuesday, November 12, 2019 at 8:30 a.m. ET to discuss results for the third quarter ending September 30, 2019. The Company will file its third quarter financial results on Tuesday, November 12, 2019 before the conference call/webcast. Investors, analysts, employees and the general public are invited to listen to the conference call via: Webcast: On the Event Calendar at IR.CNFRH.com Conference Call: 844-868-8843 (domestic) or 412-317-6589 (international) The webcast will be archived on the Conifer Holdings website and available for replay for at least one year. About the Company Conifer Holdings, Inc. is a Michigan-based insurance holding company. Through its subsidiaries, Conifer offers customized insurance coverage solutions in both specialty commercial and specialty personal product lines marketing mainly through independent agents in all 50 states. The Company is traded on the Nasdaq Global Market (Nasdaq: CNFR). Additional information is available on the Company’s website at www.CNFRH.com. Definitions of Non‐GAAP Measures Conifer prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). Statutory data is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners' (NAIC) Accounting Practices and Procedures Manual, and therefore is not reconciled to GAAP data. We believe that investors’ understanding of Conifer’s performance is enhanced by our disclosure of adjusted operating income. Our method for calculating this measure may differ from that used by other companies and therefore comparability may be limited. We define adjusted operating income (loss), a non-GAAP measure, as net income (loss) excluding net realized investment gains and losses, after-tax, and excluding the tax impact of changes in unrealized gains and losses. We use adjusted operating income as an internal performance measure in the management of our operations because we believe it gives our management and other users of our financial information useful insight into our results of operations and our underlying business performance.

Conifer Holdings, Inc. Page 7 November 11, 2019 Reconciliations of adjusted operating income and adjusted operating income per share: Three Months Ended Nine Months Ended September 30, September 30, 2019 2018 2019 2018 (dollar in thousands, except share and per share amounts) Net income (loss) $ (1,230) $ (3,551) $ (4,794) $ (4,451) Less: Net realized investment gains (losses), net of tax 390 (21) 1,124 152 Tax effect of unrealized gains on investments 818 - 818 - Change in fair value of equity securities, net of tax (1,065) 151 (715) (116) Net decrease (increase) in deferred gain on losses ceded to ADC, net of tax 481 (2,521) 5,677 (4,933) Adjusted operating income (loss)$ (1,854) $ (1,160) $ (11,698) $ 446 Weighted average common shares, diluted 9,543,535 8,553,613 8,640,409 8,531,545 Diluted income (loss) per common share: Net income (loss)$ (0.13) $ (0.42) $ (0.55) $ (0.52) Less: Net realized gains (losses) and other gains, net of tax 0.04 - 0.13 0.02 Tax effect of unrealized gains on investments 0.09 - 0.09 - Change in fair value of equity securities, net of tax (0.12) 0.01 (0.08) (0.01) Net decrease (increase) in deferred gain on losses ceded to ADC, net of tax 0.04 (0.29) 0.66 (0.58) Adjusted operating income (loss), per share $ (0.18) $ (0.14) $ (1.35) $ 0.05 Forward‐Looking Statement This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance, and include Conifer’s expectations regarding premiums, earnings, its capital position, expansion, and growth strategies. The forward-looking statements contained in this press release are based on management’s good-faith belief and reasonable judgment based on current information. The forward- looking statements are qualified by important factors, risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those in the forward- looking statements, including those described in our form 10-K (“Item 1A Risk Factors”) filed with the SEC on March 13, 2019 and subsequent reports filed with or furnished to the SEC. Any forward- looking statement made by us in this report speaks only as of the date hereof or as of the date specified herein. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable laws or regulations.

Conifer Holdings, Inc. Page 8 November 11, 2019 Conifer Holdings, Inc. and Subsidiaries Consolidated Balance Sheets (In thousands, except share data) September 30, December 31, 2019 2018 Assets (Unaudited) Investment securities: Debt securities, at fair value (amortized cost of $124,046 and $ 125,704 $ 120,440 $122,678, respectively) Equity securities, at fair value (cost of $6,546 and $9,559, respectively) 7,000 10,737 Short-term investments, at fair value 3,508 8,925 Total investments 136,212 140,102 Cash and cash equivalents 30,854 10,792 Premiums and agents' balances receivable, net 18,735 21,247 Receivable from Affiliate 427 3,582 Reinsurance recoverables on unpaid losses 16,862 29,685 Reinsurance recoverables on paid losses 7,659 5,060 Prepaid reinsurance premiums 3,521 1,829 Deferred policy acquisition costs 12,879 12,011 Other assets 11,341 8,444 Total assets $ 238,490 $ 232,752 Liabilities and Shareholders' Equity Liabilities: Unpaid losses and loss adjustment expenses$ 97,337 $ 92,807 Unearned premiums 52,721 52,852 Debt 33,743 33,502 Deferred gain on ADC - 5,677 Accounts payable and accrued expenses 9,207 5,751 Total liabilities 193,008 190,589 Commitments and contingencies - - Shareholders' equity: Common stock, no par value (100,000,000 shares authorized; 9,588,873 and 8,478,202 issued and outstanding, respectively) 91,578 86,533 Accumulated deficit (46,552) (41,758) Accumulated other comprehensive income (loss) 456 (2,612) Total shareholders' equity 45,482 42,163 Total liabilities and shareholders' equity $ 238,490 $ 232,752

Conifer Holdings, Inc. Page 9 November 11, 2019 Conifer Holdings, Inc. and Subsidiaries Consolidated Statements of Operations (Unaudited) (In thousands, except share and per share data) Three Months Ended Nine Months Ended September 30, September 30, 2019 2018 2019 2018 Revenue Premiums Gross earned premiums $25,962 $27,318$ 76,594 $ 82,899 Ceded earned premiums (3,187) (3,868) (10,783) (11,711) Net earned premiums 22,775 23,450 65,811 71,188 Net investment income 1,210 786 3,171 2,425 Net realized investment gains (losses) 390 (21) 1,124 152 Change in fair value of equity securities (1,065) 151 (715) (116) Other income 564 405 1,567 1,212 Total revenue 23,874 24,771 70,958 74,861 Expenses Losses and loss adjustment expenses, net 14,857 16,554 43,695 44,950 Policy acquisition costs 6,153 6,452 17,952 19,437 Operating expenses 4,297 4,786 12,960 13,276 Interest expense 720 598 2,155 1,834 Total expenses 26,027 28,390 76,762 79,497 Income (loss) before equity earnings in Affiliate and income taxes (2,153) (3,619) (5,804) (4,636) Equity earnings in Affiliate, net of tax 121 93 219 237 Income tax expense (benefit) (802) 25 (791) 52 Net income (loss) $ (1,230) $ (3,551) $ (4,794) $ (4,451) Earnings (loss) per common share, basic and diluted $ (0.13) $ (0.42) $ (0.55) $ (0.52) Weighted average common shares outstanding, basic and diluted 9,543,535 8,553,613 8,640,409 8,531,545